Exhibit 5.1

[Letterhead of Arnold & Porter]

September 19, 2012

S&T Bancorp, Inc.

800 Philadelphia Street

Indiana, Pennsylvania 15701

Ladies and Gentlemen:

We are special counsel to S&T Bancorp, Inc., a Pennsylvania corporation (the “Corporation”), and are rendering this opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Corporation with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), in connection with the registration of $300,000,000 aggregate initial offering price of:

(i) debt securities (the “Debt Securities”);

(ii) shares of preferred stock, no par value per share (the “Preferred Stock”), which may be issued in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Depositary Receipts”);

(iii) shares of common stock, par value $2.50 per share (the “Common Stock”);

(iv) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock (the “Warrants” and, collectively with the Debt Securities, Preferred Stock, Depositary Shares and Common Stock, the “Securities”) of the Corporation; and

(v) units consisting of two or more of Debt Securities, Preferred Stock, Common Stock, Depositary Shares or Warrants in any combination (the “Units”).

In connection with rendering the opinions set forth in this letter, we have examined and relied upon the Registration Statement, the Corporation’s Articles of Incorporation, the Bylaws of the Corporation as in effect on the date of this opinion, resolutions of the Board of Directors of the Corporation, and the originals or copies of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

September 19, 2012

The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

(i) We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Corporation) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

(ii) The opinions set forth herein are based on existing laws, ordinances, rules, regulations, and judicial and administrative decisions as they presently have been interpreted, and we can give no assurance that our opinions would not be different after any change in any of the foregoing occurring after the date hereof.

(iii) We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof or of the shareholders of the Corporation that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

(iv) We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Corporation.

(v) We express no opinion as to the effect or application of any laws or regulations other than the Federal laws of the United States, the laws of the Commonwealth of Pennsylvania and the laws of the State of New York as in effect on this date. We do not have an office, nor do we regularly practice law, in the Commonwealth of Pennsylvania. As to matters regarding the laws of the Commonwealth of Pennsylvania, we have relied exclusively on the latest standard compilation of such laws as reproduced in commonly accepted unofficial publications available to us.

(vi) Opinions 1, 3 and 5 hereafter expressed are qualified to the extent that (1) the characterization of, and the enforceability of any rights or remedies in, any agreement or instrument may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or transfer, equitable subordination, or similar laws and doctrines affecting the rights of creditors generally, and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, (2) the availability of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of a court of competent jurisdiction, and (3) the provisions of any document, agreement or instrument that (i) purport to confer, waive or consent to the jurisdiction of any court, (ii) waive any right granted by common or statutory law, or (iii) may require indemnification or contribution for liabilities under the provisions of any Federal or state securities laws or in respect to the neglect or wrongful conduct of the indemnified party or its representatives or agent, may be unenforceable as against public policy.

September 19, 2012

Based on the foregoing, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

1. With respect to the Debt Securities, when the Registration Statement has become effective under the Act, the indentures relating to the Debt Securities and Subordinated Debt Securities have been duly authorized, executed and delivered by each of the parties thereto, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Corporation.

2. The Preferred Stock has been duly authorized and, when the Registration Statement has become effective under the Act, a certificate of designation to the Corporation’s articles of incorporation has been duly filed with the Department of State of the Commonwealth of Pennsylvania, the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Corporation’s articles of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to Depositary Shares, when the Registration Statement has become effective under the Act, the deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) to be entered into between the Corporation and a bank or trust company selected by the Corporation to act as depositary thereunder (the “Depositary”) has been duly authorized, executed and delivered by each of the parties thereto, the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, the Preferred Stock represented by the Depositary Shares has been duly authorized, validly issued, fully paid and delivered to the Depositary and the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the Deposit Agreement

September 19, 2012

and issued against deposit of the Preferred Stock as contemplated by the Registration Statement and the Deposit Agreement, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

4. The Common Stock has been duly authorized and, when the Registration Statement has become effective under the Act, the terms of the sale of the Common Stock have been duly established in conformity with the Corporation’s articles of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

5. With respect to the Warrants, when the Registration Statement has become effective under the Act, the warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated in the Registration Statement and the Warrant Agreement, the Warrants will constitute valid and legally binding obligations of the Corporation.

6. With respect to the Units, when the Registration Statement has become effective under the Act, the board of directors of the Corporation has taken all necessary corporate action to approve the issuance of Units, the terms of the Units and of their issuance have been duly established so as not to violate any applicable law or result in default under, or breach of, any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation and the Units have been issued in the form and in the manner contemplated in the Registration Statement and any prospectus and pricing supplements relating thereto, then such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

September 19, 2012

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement, and to your reference to our firm under the heading “Validity of Securities” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ ARNOLD & PORTER

Arnold & Porter